Exhibit 3.1

 RESTATED CERTIFICATE OF INCORPORATION

OF

AVIRAGEN THERAPEUTICS, INC.

Aviragen Therapeutics, Inc. (the “Corporation”) filed its original certificate of incorporation under its former name, North American Biologicals, Inc., with the Secretary of State of the State of Delaware on March 14, 1969. This Restated Certificate of Incorporation was duly adopted by the Board of Directors of the Corporation on September 12, 2016, in accordance with the provisions of Section 245 of the General Corporation Law of the State of Delaware. This Restated Certificate of Incorporation only restates and integrates and does not further amend the provisions of the Corporation’s certificate of incorporation as heretofore amended or supplemented, and there are no discrepancies between those provisions and the provisions of this Restated Certificate of Incorporation.

FIRST: The name of the corporation is Aviragen Therapeutics, Inc.

SECOND: The address of the Corporation’s registered office in the State of Delaware is 2711 Centerville Road, Suite 400, Wilmington, New Castle County, Delaware 19808. The name of the Corporation’s registered agent at such address is United States Corporation Company.

THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

FOURTH: The total number of shares of all classes of stock which the Corporation shall have authority to issue is 205,000,000 shares consisting of

a)     5,000,000 shares of Preferred Stock, par value $.10 per share, and

b)     200,000,000 shares of Common Stock, par value $.10 per share.

Except as otherwise provided by law, the shares of stock of the Corporation, regardless of class, may be issued by the Corporation from time to time in such amounts, for such consideration and for such corporate purposes as the Board of Directors may from time to time determine.

Shares of Preferred Stock may be issued from time to time in one or more series of any number of shares as may be determined from time to time by the Board of Directors, provided that the aggregate number of shares issued and not cancelled of any and all such series shall not exceed the total number of shares of Preferred Stock authorized by this Certificate of Incorporation. Each series of Preferred Stock shall be distinctly designated. Except in respect of the particulars fixed for series by the Board of Directors as permitted hereby, all shares of Preferred Stock shall be of equal rank and shall be identical. All shares of any one series of Preferred Stock shall be alike in every particular, except that shares of any one series issued at different times may differ as to the dates from which dividends thereon shall be cumulative. The voting powers, if any, of each such series and the preferences and relative, participating, optional and other special rights of each such series and the qualifications, limitations and restrictions thereof, if any, may differ from those of any and all other series at any time outstanding; and the Board of Directors is hereby expressly granted authority to fix, in the resolution or resolutions providing for the issue of stock of a particular series of Preferred Stock, the voting powers, if any, of each such series and the designations, preferences and relative, participating, optional and other special rights of each such series and the qualifications, limitations and restrictions thereof to the full extent now or hereafter permitted by this Certificate of Incorporation and the laws of the State of Delaware.

Subject to the provisions of any applicable law, this Restated Certificate of Incorporation or of the By-Laws with respect to the closing of the transfer books or the fixing of a record date for the determination of stockholders entitled to vote, and except as otherwise provided by law or herein or by the resolution or resolutions providing for the issue of any series of Preferred Stock, the holders of outstanding shares of Common Stock shall exclusively possess the voting power for the election of directors and for all other purposes, each holder of record of shares of Common Stock being entitled to one vote for each share of Common Stock standing in his name on the books of the Corporation.

There is hereby established a series of the authorized preferred shares of this corporation having a par value of $.10 per share and a stated value of $.65 per share, which series shall be designated as “Series A Convertible Preferred Stock,” shall consist of 1,538,462 shares, which number of shares may not be increased, and shall have the following rights, preferences and limitations:

a)     Conversion Rights. At any time subsequent to the Issue Date, the holders of any one or more shares of the Series A Convertible Preferred Stock may, at their option, convert such share or shares, on the terms and conditions set forth in this Paragraph a), into fully paid and non-assessable common shares of this Corporation as such common shares shall be constituted at the Issue Date. Each share of Series A Convertible Preferred Stock shall be convertible into one common share, $.10 par value per share; provided, however, that the number of common shares issuable on conversion of each share of Series A Convertible Preferred Stock (the “Conversion Amount”) shall be subject to adjustment as follows:

(1)     In case this Corporation shall at any time (i) subdivide its outstanding common shares of the class issuable upon conversion of the Series A Convertible Preferred Stock into a greater number of shares, or (ii) pay a dividend to holders of its securities in common shares of the class issuable upon the conversion of the Series A Convertible Preferred Stock, the Conversion Amount shall be proportionately increased. In case this Corporation shall at any time combine its outstanding common shares of the Class issuable upon conversion of the Series A Convertible Preferred Stock, the Conversion Amount shall be proportionately decreased. Any such adjustment shall become effective retroactively immediately after the record date in the case of a dividend and shall become effective immediately after the effective date in the case of a subdivision or combination.

(2)     In case of any reclassification or change of the common shares of the class issuable upon conversion of the Series A Convertible Preferred Stock (other than a change from no par value to par value, or from par value to no par value, or a change in par value, or as a result of a subdivision or combination of shares) into a lesser number of shares, or in case of any consolidation or merger of this Corporation with or into another corporation (other than a merger with a subsidiary in which merger this Corporation is the continuing corporation and which does not result in any reclassification or change of outstanding common shares of the class issuable upon conversion of the Series A Convertible Preferred Stock), or in case of any sale or substantially all of the property of this Corporation, the holder of each share of the Series A Convertible Preferred Stock then outstanding shall have the right thereafter, subject to the terms and conditions of this Paragraph a), to convert such share into the kind and amount of shares of stock and other securities and property receivable upon such reclassification, change, consolidation, merger, or sale by a holder of the number of common shares of this Corporation into which such share of Series A Convertible Preferred Stock might have been converted immediately prior to such reclassification, change, consolidation, merger, or sale, and shall have no other conversion rights under these provisions; and effective provision shall be made in the Articles of Incorporation of the resulting or surviving corporation or otherwise, so that the provisions set forth herein for the protection of the conversion rights of the Series A Convertible Preferred Stock shall thereafter be applicable, as nearly as reasonably may be, to any such other shares of stock and other securities and property deliverable upon conversion of the Series A Convertible Preferred Stock remaining outstanding or other convertible preferred stock received by the holders in place thereof; and any such resulting or surviving corporation shall expressly assume the obligation to deliver, upon the exercise of the conversion privilege, such shares, securities or property as the holders of the Series A Convertible Preferred Stock remaining outstanding, or other convertible preferred stock received by the holders in place thereof, and to make provisions for the protection of the conversion right as above provided. In case securities or property other than common shares shall be issuable or deliverable upon conversion as aforesaid, then all reference in this Subparagraph (2) shall be deemed to apply so far as appropriate and as nearly as may be, to such other securities or property.

(3)     No fractional common shares shall be issued on any conversion, but in lieu thereof, this Corporation shall, at its option, either (a) pay therefor in cash in an amount equal to the current market value of such fractional interest computed on the basis of the last reported sale of common shares on any national securities exchange on which the common shares may then be listed prior to the date upon which conversion is deemed to have been effected, or, if such shares are not then so listed, at the average of the bid and asked prices of such common shares in the over-the-counter market on the three (3) business days prior to the date upon which conversion is deemed to have been effected, as shown by the National Association of Securities Dealers, Inc., Automated Quotation System Level I, or the nearest comparable system, or in the absence of either, the fair market value as determined by the Board of Directors (whose determination shall be conclusive), or (b) make such arrangements as the Board of Directors shall approve to enable the holder of a fractional interest to sell such interest or buy an additional fractional interest sufficient to make one whole share of common stock.

Whenever there is a subdivision or combination of, or a dividend payable in, common shares requiring a change in the Conversion Amount, this Corporation shall file with the Transfer Agent for its common shares in the City of New York, New York, and at its principal office in the City of Miami, Florida, a statement signed by the President or a Vice President and by the Treasurer or the Secretary of this Corporation, describing specifically such subdivision or combination of or dividend payable in common shares and stating the adjustments which shall be made to the Conversion Amount and the Conversion Amount as so adjusted. The statement so filed shall be open to inspection by any holder of record of shares of Series A Convertible Preferred Stock. This Corporation shall at the time of filing any such statement mail notice to the same effect to the holders of shares of Series A Convertible Preferred Stock at their addresses appearing on the books of this Corporation or supplied by them to this Corporation for the purpose of notice.

Upon surrender to this Corporation at the office of the Corporation in Miami, Florida, or at such other place or places, if any, as the Board of Directors of this Corporation may determine, of certificates, duly endorsed to this Corporation or in blank, for shares of Series A Convertible Preferred Stock to be converted, together with directions in writing to this Corporation to convert such shares specifying the name and address of the person, corporation, firm or other entity to whom such shares are to be issued, this Corporation will issue as of the time of such surrender the number of full common shares issuable on conversion thereof and as promptly as practicable thereafter will deliver certificates for such common shares and either cash for any remaining fraction of a share or order forms entitling holders to sell fractional interests or purchase additional fractional interests necessary to make a full share, as provided in Subparagraph (2) above.

Shares of Series A Convertible Preferred Stock converted into common shares as hereinbefore provided shall be retired and restored to the status of authorized and unissued preferred shares. Shares so converted shall not be reissued as Series A Convertible Preferred Stock.

This Corporation shall at all times after the Issue Date reserve for issuance upon conversion of Series A Convertible Preferred Stock a sufficient number of full common shares for the conversion of each outstanding share of Series A Convertible Preferred Stock at the current Conversion Amount.

b)     Rights Upon Liquidation or Dissolution. The amounts payable to holders of Series A Convertible Preferred Stock in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, shall be equal to the amounts set apart or payable on account of the shares of common stock in the same amount, as if such Series A Convertible Preferred Stock had been fully converted into Common Stock. The holder's of Series A Convertible Preferred Stock shall be entitled to no further participation in any remaining assets of this Corporation after payment of the foregoing amounts. Neither the consolidation or merger of this Corporation with or into any other corporation or corporations, nor the sale or lease of all or substantially all the assets of this Corporation shall be deemed to be a liquidation, dissolution or winding up of this Corporation within the meaning of any of the provisions of this Paragraph b).

c)     Voting Rights.

(1)     The holders of Series A Convertible Preferred Stock shall have one vote per share on all matters to come before the shareholders of this Corporation and shall vote together with the Common Stock and not as a separate class except as otherwise herein specifically provided and except that the holders of the Series A Convertible Preferred Stock shall be entitled to vote as a class for the approval or rejection of those matters which under the provisions of the laws of the State of Delaware require approval of a designated portion of the shares of such class or series.

So long as 769,231 or more of the shares of Series A Convertible Preferred Stock shall be outstanding, or, if there have been share adjustments as described in Section a) above, so long as there are outstanding the number of shares which equals fifty percent or more of the shares outstanding from time to time after giving effect to said share adjustments, if any, the holders thereof, voting as a separate class, shall be entitled to elect a majority of the whole Board of Directors of the Corporation. The holders of the Common Stock shall be entitled to elect a minority of the Board of Directors of the Corporation voting as a separate class.

No director elected by the holders of the Series A Convertible Preferred Stock, voting as a class, shall during his or her term of office be removed from office except upon the vote of the holders of at least sixty-six and two-thirds percent (66 2/3%) of the number of shares of Series A Convertible Preferred Stock at the time outstanding, given in person or by proxy, either in writing or by vote at a meeting called for that purpose, and any vacancy caused by the death, resignation, inability to serve, or removal of any director elected by the holders of the Series A Convertible Preferred Stock, voting as a separate class, shall be filled only by a vote of the remaining directors elected by the Series A Convertible Preferred Stock voting as a separate class.

In case the special voting rights of the holders of the Series A Convertible Preferred Stock for the election of a majority of the Corporation's Board of Directors shall cease in accordance with the provisions of the Section, the terms of office of the directors so elected shall cease at the next annual meeting of stockholders.

(2)     Unless the vote or consent of the holders of a greater number of shares of Series A Convertible Preferred Stock shall at the time be required by law the consent of the holders of at least a majority of the number of shares of Series A Convertible Preferred Stock at the time outstanding, given in person or by proxy, either in writing or by vote at a meeting called for the purpose at which the holders of Series A Convertible Preferred Stock shall vote separately as a class, shall be necessary for authorizing, effecting or validating the sale, lease, exchange, transfer or conveyance of all or substantially all of the property or business of the Corporation, or the parting with control thereof, or the merger or consolidation of the Corporation into or with any other corporation or the merger or consolidation of any other corporation into or with the Corporation; provided, however, that the provisions of this Subsection (2) shall not apply to, nor shall any consent of the holders of the Series A Convertible Preferred Stock be required for, the merger or consolidation of the Corporation, into or with another corporation, or the merger or consolidation of another corporation into or with the Corporation, if none of the preferences, rights, powers or privileges of the Series A Convertible Stock or the holders thereof will be adversely affected thereby, and if the Corporation resulting from such merger or consolidation shall be bound by the provisions hereof as fully and to the same extent as if it were the Corporation.

(3)     The consent of the holders of at least sixty-six and two-thirds percent (66 2/3%) of the number of shares of Series A Convertible Preferred Stock at the time outstanding, given in person or by proxy, either in writing or by vote at a meeting called for that purpose at which the holders of Series A Convertible Preferred Stock shall vote separately as a class, shall be necessary for authorizing, effecting or validating any amendment, alteration, or repeal of any of the provisions of the Restated Certificate of Incorporation of the Corporation, or any certificate amendatory thereof or supplemental thereto, so as to affect adversely any of the rights, powers, preferences or privileges of the Series A Convertible Preferred Stock or the holders thereof.

(4)     If at any time dividends are declared on the Corporation's common shares, the Series A Convertible Preferred Stock shall have a right pari passu with the common shares as to the distribution of dividends.

      Pursuant to the authority conferred by this Article FOURTH upon the Board of Directors of the Corporation, the Board of Directors of the Corporation created a series of shares of Preferred Stock designated as “Series One Preferred Stock,” by filing a certificate of designations of the Corporation with the Secretary of State of the State of Delaware on September 4, 1997, and the voting powers, designations, preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions thereof, of the Corporation’s Series One Preferred Stock are set forth in Appendix A hereto and are incorporated herein by reference.

      Pursuant to the authority conferred by this Article FOURTH upon the Board of Directors of the Corporation, the Board of Directors of the Corporation created a series of shares of Preferred Stock designated as “Series A Junior Participating Preferred Stock,” by filing a certificate of designations of the Corporation with the Secretary of State of the State of Delaware on August 25, 2011, and the voting powers, designations, preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions thereof, of the Corporation’s Series A Junior Participating Preferred Stock are set forth in Appendix B hereto and are incorporated herein by reference.

FIFTH: The Board of Directors of the Corporation shall consist of seven members or such other number as shall be designated by the Board of Directors. The Board of Directors is expressly authorized and empowered to adopt, amend and repeal By-Laws, subject to the power of the stockholders to amend or repeal any By-Law made by the Board of Directors.

SIXTH: Unless and except to the extent that the By-Laws shall so require, the election of the directors need not be by written ballot.

SEVENTH: (i) Except as set forth in Part (ii) of this Article Seventh the affirmative vote or consent of the holders of (x) 75% of the shares of Common Stock of the Corporation entitled to vote for the election of directors and (y) 50% of the Series A Convertible Preferred Stock (so long as they have right to elect a majority of the Corporation's directors as provided for herein), voting as a separate class, shall be required (a) for the adoption of any agreement for the merger or consolidation of the Corporation with or into any Other Corporation (as hereinafter defined), or (b) to authorize any sale, lease, exchange, mortgage, pledge or other disposition of all, or substantially all of the assets of the Corporation or any Subsidiary (as hereinafter defined) having a then net worth in excess of $250,000 (as hereinafter defined) to any Other Corporation, or (c) to authorize the issuance or transfer by the Corporation of any Substantial Amount (as hereinafter defined) of securities of the Corporation in exchange for the securities or assets of any Other Corporation. Such affirmative vote or consent shall be in addition to the vote or consent of the holders of the stock of the Corporation otherwise required by law, the Certificate of Incorporation of the corporation or any agreement or contract to which the Corporation is a party.

(ii)     The provisions of Part (i) of this Article Seventh shall not be applicable to any transaction described therein if such transaction is approved by resolution of the Board of Directors of the Corporation, provided that a majority of the members of the Board of Directors voting for the approval of such transaction were duly elected and acting members of the Board of Directors prior to the time any such Other Corporation may have become a Beneficial Owner (as hereinafter defined) of 5% or more of the shares of the stock of the Corporation entitled to vote for the election of directors.

(iii)     For the purposes of Part (ii) of this Article Seventh, the Board of Directors shall have the power and duty to determine for the purposes of this Article Seventh, on the basis of information known to such Board, if and when any Other Corporation is the Beneficial Owner of 5% or more of the outstanding shares of stock of the Corporation entitled to vote for the election of directors. Any such determination shall be conclusive and binding for all purposes of this Article Seventh.

(iv)     As used in this Article Seventh the following terms shall have the meanings indicated:

“Other Corporation” means any person, firm, corporation, or other entity, other than a Subsidiary of the Corporation.

“Subsidiary” means any corporation in which the Corporation owns, directly or indirectly, more than 50% of the voting securities.

“Substantial Amount” means any securities of the Corporation having a then fair market value of more than $250,000.

An Other Corporation (as defined above) shall be deemed to be the “Beneficial Owner” of stock if such Other Corporation or “affiliate” or “associate” of such Other Corporation (as those terms are defined in Rule 12b-2 promulgated under the Securities Exchange Act of 1934 (15 U.S.C. 78 aaa et seq.)), as amended from time to time, directly or indirectly, controls the voting of conversion or other rights to acquire such stock.

(v)     This Article Seventh may not be amended, revised or revoked, in whole or in part, except by the affirmative vote or consent of the holders of (x) 75% of the shares of Common Stock of the Corporation entitled to vote for the election of directors and (y) 50% of the shares of the Series A Convertible Preferred Stock (so long as they have right to elect a majority of the Corporation's directors as provided herein), voting as a separate class, each series of which shall be considered for the purposes of this Article Seventh as one class of stock.

EIGHTH: a) The Corporation shall indemnify its officers, directors, employees and agents against liabilities, damages, settlements and expenses (including attorneys' fees) incurred in connection with the Corporation's affairs to the full extent permitted by law, and as more particularly set forth in the Corporation's By-laws. Such indemnification provisions of the Corporation's By-laws may be enacted and modified from time to time by resolution of the Corporation's Board of Directors.

b)     Notwithstanding any other provision of this Article Eighth, a director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived any improper personal benefit. If the Delaware General Corporation Law is amended after approval by the stockholders of this provision to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended.

c)     Any repeal or modification of any provision of this Article Eighth by the stockholders of the Corporation shall not adversely affect any right to protection of a director of the Corporation existing at the time of such repeal or modification.

NINTH: From time to time any of the provisions of this Certificate of Incorporation may be amended, altered or repealed, and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted in the manner and at the time prescribed or permitted by said laws and by this Certificate of Incorporation; and all rights at any time conferred upon the stockholders of the Corporation by this Certificate of Incorporation are granted subject to the provisions of this Article Ninth.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the Corporation has caused this Restated Certificate of Incorporation to be signed and attested by its President and Chief Executive Officer and Assistant Secretary, respectively, on this 12th day of September, 2016.

By: /s/ Joseph M. Patti

         President and Chief Executive Officer

Attest:

By: /s/ Mark P. Colonnese

         Assistant Secretary

Appendix A

 1

CERTIFICATE OF DESIGNATIONS

of

SERIES ONE PREFERRED STOCK

of

NABI

(Pursuant to Section 151 of the

Delaware General Corporation Law)

NABI (hereinafter called the “Corporation”), a corporation organized and existing under the General Corporation Law of the State of Delaware (the “DGCL”), hereby certifies that the following resolutions were adopted by the Board of Directors of the Corporation as required by Section 151 of the DGCL at a meeting duly called and held on July 25, 1997:

WHEREAS, Article Four of the Company’s Amended and Restated Certificate of Incorporation (hereinafter called the “Certificate of Incorporation”) authorizes eighty million (80,000,000) shares of capital stock, consisting of five million (5,000,000) shares of preferred stock, $.10 par value per share (the “Preferred Stock”) issuable from time to time in one or more series, and seventy-five million (75,000,000) shares of common stock, $.10 par value per share (the “Common Stock”).

NOW, THEREFORE, BE IT RESOLVED, in accordance with Section 151 of the DGCL and pursuant to the authority granted to and vested in the Board of Directors of this Corporation (hereinafter called the “Board of Directors” or the “Board”) pursuant to Article Four of the Certificate of Incorporation whereby the Board of Directors is authorized to fix the designations, powers, preferences and relative, participating, optional or other special rights, if any, and qualifications, limitations or restrictions thereof, of any wholly unissued series of Preferred Stock, and to fix the number of shares constituting such series, and to increase or decrease the number of shares of any such series (but not below the number of shares thereof then outstanding), the Board of Directors hereby creates a series of Preferred Stock and hereby states the designation and number of shares, and fixes the relative rights, preferences, and limitations thereof as follows:

Section 1. Designation and Amount. The shares of such series shall be designated as “Series One Preferred Stock” (the “Series One Preferred Stock”) and the number of shares constituting the Series One Preferred Stock shall be 750,000. Such number of shares may be increased or decreased by resolution of the Board of Directors; provided, that no decrease shall reduce the number of shares of Series One Preferred Stock to a number less than the number of shares then outstanding plus the number of shares reserved for issuance upon the exercise of outstanding options, rights or warrants or upon the conversion of any outstanding securities issued by the Corporation convertible into Series One Preferred Stock.

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Section 2. Dividends and Distributions.

(A) Subject to the prior and superior rights of the holders of any shares of any series of Preferred Stock ranking prior and superior to the shares of Series One Preferred Stock with respect to dividends, the holders of shares of Series One Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable in cash on the first day of March, June, September and December in each year (each such date being referred to herein as a “Quarterly Dividend Payment Date”), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series One Preferred Stock, in an amount (if any) per share (rounded to the nearest cent) equal to the greater of (a) $1.00 or (b) subject to the provision for adjustment hereinafter set forth, 100 times the aggregate per share amount of all cash dividends, and 100 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions, other than a dividend payable in shares of Common Stock of the Company or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common Stock since the immediately preceding Quarterly Dividend Payment Date or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series One Preferred Stock. In the event the Corporation shall at any time after the issuance of any share or fraction of a share of Series One Preferred Stock declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount to which holders of shares of Series One Preferred Stock were entitled immediately prior to such event under clause (b) of the preceding sentence shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

(B) The Corporation shall declare a dividend or distribution on the Series One Preferred Stock as provided in paragraph (A) of this Section at the same time it declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock); provided that, in the event no dividend or distribution shall have been declared on the Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $1.00 per share on the Series One Preferred Stock shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date. No dividend or distribution (other than a dividend payable in shares of Common Stock) on the Common Stock shall be paid or set aside for payment on the Common Stock unless the dividend or distribution required as a result thereof to be paid on the Series One Preferred Stock shall be simultaneously paid or set aside for payment on the Series One Preferred Stock.

(C) Dividends shall begin to accrue and be cumulative on outstanding shares of Series One Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series One Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series One Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Series One Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be not more than 60 days prior to the date fixed for the payment thereof.

3

Section 3. Voting Rights. The holders of shares of Series One Preferred Stock shall have the following voting rights:

(A) Subject to the provision for adjustment hereinafter set forth, each share of Series One Preferred Stock shall entitle the holder thereof to 100 votes on all matters submitted to a vote of the stockholders of the Corporation. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the number of votes per share to which holders of shares of Series One Preferred Stock were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

(B) Except as otherwise provided herein, in any other Certificate of Designations creating a series of Preferred Stock or any similar stock, or by law, the holders of shares of Series One Preferred Stock and the holders of shares of Common Stock and any other capital stock of the Corporation having general voting rights shall vote together as one class on all matters submitted to a vote of stockholders of the Corporation.

(C) Except as set forth herein, or as otherwise provided by law, holders of Series One Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for taking any corporate action.

4

Section 4. Certain Restrictions.

(A) Whenever quarterly dividends or other dividends or distributions payable on the Series One Preferred Stock as provided in Section 2 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on outstanding shares of Series One Preferred Stock shall have been paid in full, the Corporation shall not:

(i) declare or pay dividends, or make any other distributions, on any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series One Preferred Stock;

(ii) declare or pay dividends, or make any other distributions, on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series One Preferred Stock, except dividends paid ratably on the Series One Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

(iii) redeem or purchase or otherwise acquire for consideration shares of any stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series One Preferred Stock; provided, that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such junior stock in exchange for shares of any stock of the Corporation ranking junior (as to dividends and upon dissolution, liquidation or winding up) to the Series One Preferred Stock.

(iv) except as permitted by subclause (v) of this Section 4(A), redeem or purchase or otherwise acquire for consideration shares of any stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series One Preferred Stock, provided that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such parity stock in exchange for shares of any stock of the Corporation ranking junior (as to dividends and upon dissolution, liquidation or winding up) to the Series One Preferred Stock; or

(v) purchase or otherwise acquire for consideration any shares of Series One Preferred Stock, or any shares of stock ranking on a parity with the Series One Preferred Stock (either as to dividends or upon liquidation, dissolution or winding up), except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

(B) The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under paragraph (A) of this Section 4, purchase or otherwise acquire such shares at such time and in such manner.

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Section 5. Reacquired Shares. Any shares of Series One Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and cancelled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock to be created by resolution or resolutions of the Board of Directors.

Section 6. Liquidation, Dissolution or Winding Up. (A) Upon any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, no distribution shall be made to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series One Preferred Stock unless, prior thereto, the holders of shares of Series One Preferred Stock shall have received the greater of (i) $1.00 per share plus an amount equal to any accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment, and (ii) an aggregate amount per share, subject to the provision for adjustment hereinafter set forth, equal to 100 times the aggregate amount to be distributed per share to holders of shares of Common Stock. The amount to which holders of Series One Preferred Stock may be entitled upon liquidation, dissolution or winding up of the Corporation pursuant hereto is hereinafter referred to as the “Series One Preferred Liquidation Preference.” In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the aggregate amount to which holders of shares of Series One Preferred Stock were entitled immediately prior to such event under clause (ii) above shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

(B) In the event that there are not sufficient assets available to permit payment in full of the Series One Preferred Liquidation Preference and the liquidation preferences of all other series of Preferred Stock, if any, which rank on a parity with the Series One Preferred Stock, then such remaining assets shall be distributed ratably to the holders of such parity shares in proportion to their respective liquidation preferences.

Section 7. Consolidation, Merger, etc. In case the Corporation shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case each share of Series One Preferred Stock shall at the same time be similarly exchanged or changed into an amount per share, subject to the provision for adjustment hereinafter set forth, equal to 100 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Series One Preferred Stock shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

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Section 8. No Redemption. The shares of Series One Preferred Stock shall not be redeemable.

Section 9. Amendment. The Certificate of Incorporation of the Corporation shall not be amended in any manner which would materially alter or change the powers, preferences or special rights of the Series One Preferred Stock so as to affect them adversely without the affirmative vote of the holders of at least two-thirds of the outstanding shares of Series One Preferred Stock, voting together as a single class.

Section 10. Ranking. The Series One Preferred Stock shall rank (i) junior to all other series of the Corporation’s Preferred Stock as to the payment of dividends and the distribution of assets on liquidation unless the terms of any such series of Preferred Stock shall provide otherwise, and (ii) senior to the Common Stock.

IN WITNESS WHEREOF, this Certificate of Designations is executed on behalf of the Corporation by its Senior Vice President and Chief Financial Officer, and attested by its Secretary, this 27th day of August 1997.

/s/ Alfred J. Fernandez
Alfred J. Fernandez
Senior Vice President and
Chief Financial Officer

Attest:

/s/ Constantine Alexander

Secretary

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Appendix B

 1

CERTIFICATE OF DESIGNATIONS

of

SERIES A JUNIOR PARTICIPATING PREFERRED STOCK

of

NABI BIOPHARMACEUTICALS

(Pursuant to Section 151 of the

Delaware General Corporation Law)

Nabi Biopharmaceuticals, a corporation organized and existing under the General Corporation Law of the State of Delaware (hereinafter called the “Corporation”), hereby certifies that the following resolutions were adopted by the Board of Directors of the Corporation as required by Section 151 of the Delaware Act at a meeting duly called and held on August 24, 2011:

WHEREAS, Article Four of the Company’s Restated Certificate of Incorporation (hereinafter called the “Certificate of Incorporation”) authorizes one-hundred thirty million (130,000,000) shares of capital stock, consisting of five million (5,000,000) shares of preferred stock, $.10 par value per share (the “Preferred Stock”) issuable from time to time in one or more series, and one-hundred twenty-five million (125,000,000) shares of common stock, $.10 par value per share (the “Common Stock”).

NOW, THEREFORE, BE IT RESOLVED, in accordance with Section 151 of the General Corporation Law and pursuant to the authority granted to and vested in the Board of Directors of this Corporation (hereinafter called the “Board of Directors” or the “Board”) pursuant to Article Four of the Certificate of Incorporation whereby the Board of Directors is authorized to fix the designations, powers, preferences and relative, participating, optional or other special rights, if any, and qualifications, limitations or restrictions thereof, of any wholly unissued series of Preferred Stock, and to fix the number of shares constituting such series, and to increase or decrease the number of shares of any such series (but not below the number of shares thereof then outstanding), the Board of Directors hereby creates a series of Preferred Stock and hereby states the designation and number of shares, and fixes the relative rights, preferences, and limitations thereof as follows:

Section 1. Designation and Amount. The shares of such series shall be designated as “Series A Junior Participating Preferred Stock” (the “Series A Preferred Stock”) and the number of shares constituting the Series A Preferred Stock shall be 125,000. Such number of shares may be increased or decreased by resolution of the Board of Directors; provided, that no decrease shall reduce the number of shares of Series A Preferred Stock to a number less than the number of shares then outstanding plus the number of shares reserved for issuance upon the exercise of outstanding options, rights or warrants or upon the conversion of any outstanding securities issued by the Corporation convertible into Series A Preferred Stock.

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Section 2. Dividends and Distributions.

(A) Subject to the prior and superior rights of the holders of any shares of any class or series of stock of the Corporation ranking prior and superior to the Series A Preferred Stock with respect to dividends, the holders of shares of Series A Preferred Stock, in preference to the holders of Common Stock and of any other stock ranking junior to the Series A Preferred Stock, shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable in cash on the first day of March, June, September and December in each year (each such date being referred to herein as a “Quarterly Dividend Payment Date”), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series A Preferred Stock, in an amount (if any) per share (rounded to the nearest cent) equal to the greater of (a) $1.00 or (b) subject to the provision for adjustment hereinafter set forth, 1,000 times the aggregate per share amount of all cash dividends, and 1,000 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions, other than a dividend payable in shares of Common Stock or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common Stock since the immediately preceding Quarterly Dividend Payment Date or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series A Preferred Stock. In the event the Corporation shall at any time after the issuance of any share or fraction of a share of Series A Preferred Stock, declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision, combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event under clause (b) of the preceding sentence shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

(B) The Corporation shall declare a dividend or distribution on the Series A Preferred Stock as provided in paragraph (A) of this Section at the same time it declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock); provided that, in the event no dividend or distribution shall have been declared on the Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $1.00 per share on the Series A Preferred Stock shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date. No dividend or distribution (other than a dividend payable in shares of Common Stock) on the Common Stock shall be paid or set aside for payment on the Common Stock unless the dividend or distribution required as a result thereof to be paid on the Series A Preferred Stock shall be simultaneously paid or set aside for payment on the Series A Preferred Stock.

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(C) Dividends shall begin to accrue and be cumulative on outstanding shares of Series A Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series A Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series A Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Series A Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be not more than 60 days prior to the date fixed for the payment thereof.

Section 3. Voting Rights. The holders of shares of Series A Preferred Stock shall have the following voting rights:

(A) Subject to the provision for adjustment hereinafter set forth, each share of Series A Preferred Stock shall entitle the holder thereof to 1,000 votes on all matters submitted to a vote of the stockholders of the Corporation. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision, combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the number of votes per share to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

(B) Except as otherwise provided herein, in any other Certificate of Designations creating a series of Preferred Stock or any similar stock, or by law, the holders of shares of Series A Preferred Stock and the holders of shares of Common Stock and any other capital stock of the Corporation having general voting rights shall vote together as one class on all matters submitted to a vote of stockholders of the Corporation.

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(C) Except as set forth herein, or as otherwise provided by law, holders of Series A Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for taking any corporate action.

(D) If, at the time of any annual meeting of stockholders for the election of directors, the equivalent of six quarterly dividends (whether or not consecutive) payable on any share or shares of Series A Preferred Stock are in default, the number of directors constituting the Board of Directors of the Corporation shall be increased by two. In addition to voting together with the holders of Common Stock for the election of other directors of the Corporation, the holders of record of the Series A Preferred Stock, voting separately as a class to the exclusion of the holders of Common Stock, shall be entitled at such meeting of stockholders (and at each subsequent annual meeting of stockholders), unless all dividends in arrears on the Series A Preferred Stock have been paid or declared and set apart for payment prior thereto, to vote for the election of two directors of the Corporation, the holders of Series A Preferred Stock being entitled to cast a number of votes per share of Series A Preferred Stock as is specified in paragraph (A) of this Section 3. Each such additional director shall serve until the next annual meeting of stockholders for the election of directors, or until his successor shall be elected and shall qualify, or until his right to hold such office terminates pursuant to the provisions of this Section 3(D). Until the default in payments of all dividends which permitted the election of said directors shall cease to exist, any director who shall have been so elected pursuant to the provisions of this Section 3(D) may be removed at any time, without cause, only by the affirmative vote of the holders of the shares of Series A Preferred Stock at the time entitled to cast a majority of the votes entitled to be cast for the election of any such director at a special meeting of such holders called for that purpose, and any vacancy thereby created may be filled by the vote of such holders. If and when such default shall cease to exist, the holders of the Series A Preferred Stock shall be divested of the foregoing special voting rights, subject to revesting in the event of each and every subsequent like default in payments of dividends. Upon the termination of the foregoing special voting rights, the terms of office of all persons who may have been elected directors pursuant to said special voting rights shall forthwith terminate, and the number of directors constituting the Board of Directors shall be reduced by two. The voting rights granted by this Section 3(D) shall be in addition to any other voting rights granted to the holders of the Series A Preferred Stock in this Section 3.

Section 4. Certain Restrictions.

(A) Whenever quarterly dividends or other dividends or distributions payable on the Series A Preferred Stock as provided in Section 2 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series A Preferred Stock outstanding shall have been paid in full, the Corporation shall not:

(i)

declare or pay dividends, or make any other distributions, on any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock;

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(ii)

declare or pay dividends, or make any other distributions, on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock, except dividends paid ratably on the Series A Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

(iii)

redeem or purchase or otherwise acquire for consideration shares of any stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock, provided that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such junior stock in exchange for shares of any stock of the Corporation ranking junior (as to dividends and upon dissolution, liquidation or winding up) to the Series A Preferred Stock; or

(iv)

redeem or purchase or otherwise acquire for consideration any shares of Series A Preferred Stock, or any shares of stock ranking on a parity with the Series A Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

(B) The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under paragraph (A) of this Section 4, purchase or otherwise acquire such shares at such time and in such manner.

Section 5. Reacquired Shares. Any shares of Series A Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and cancelled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock, subject to the conditions and restrictions on issuance set forth herein, in the Certificate of Incorporation or in any other Certificate of Designations creating a series of Preferred Stock or any similar stock or as otherwise required by law.

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Section 6. Liquidation, Dissolution or Winding Up.

(A) Upon any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, no distribution shall be made (i) to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock unless, prior thereto, the holders of shares of Series A Preferred Stock shall have received the greater of (x) $10.00 per share plus an amount equal to any accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment, and (y) an aggregate amount per share, subject to the provision for adjustment hereinafter set forth, equal to 1,000 times the aggregate amount to be distributed per share to holders of shares of Common Stock, or (ii) to the holders of shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock, except distributions made ratably on the Series A Preferred Stock and all such parity stock in proportion to the total amounts to which the holders of all such shares are entitled upon such liquidation, dissolution or winding up. The amount to which holders of Series A Preferred Stock may be entitled upon liquidation, dissolution or winding up of the Corporation pursuant hereto is hereinafter referred to as the “Series A Preferred Liquidation Preference”. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the aggregate amount to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event under clause (i) of the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

(B) In the event that there are not sufficient assets available to permit payment in full of the Series A Preferred Liquidation Preference and the liquidation preferences of all other classes and series of stock of the Corporation, if any, which rank on a parity with the Series A Preferred Stock in respect thereof, then such remaining assets shall be distributed ratably to the holders of the Series A Preferred Stock and the holders of such parity shares in proportion to their respective liquidation preferences.

(C) Neither the merger or consolidation of the Corporation into or with another corporation nor the merger or consolidation of any other corporation into or with the Corporation shall be deemed to be a liquidation, dissolution or winding up of the Corporation within the meaning of this Section 6.

Section 7. Consolidation, Merger, etc. In case the Corporation shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case each share of Series A Preferred Stock shall at the same time be similarly exchanged or changed into an amount per share, subject to the provision for adjustment hereinafter set forth, equal to 1,000 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision, combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Series A Preferred Stock shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

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Section 8. No Redemption. The shares of Series A Preferred Stock shall not be redeemable.

Section 9. Rank. The Series A Preferred Stock shall rank, with respect to the payment of dividends and the distribution of assets upon liquidation, dissolution or winding up, junior to all series of any other class of the Corporation’s Preferred Stock, except to the extent that any such other series specifically provides that it shall rank on a parity with or junior to the Series A Preferred Stock.

Section 10. Amendment. At any time any shares of Series A Preferred Stock are outstanding, the Certificate of Incorporation shall not be amended in any manner which would materially alter or change the powers, preferences or special rights of the Series A Preferred Stock so as to affect them adversely without the affirmative vote of the holders of at least two-thirds of the outstanding shares of Series A Preferred Stock, voting together as a single class.

Section 11. Fractional Shares. Series A Preferred Stock may be issued in fractions of a share that shall entitle the holder, in proportion to such holder’s fractional shares, to exercise voting rights, receive dividends, participate in distributions and to have the benefit of all other rights of holders of Series A Preferred Stock.

[Signature Page Follows]

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IN WITNESS WHEREOF, this Certificate of Designations is executed on behalf of the Corporation by the undersigned this 25th day of August, 2011.

NABI BIOPHARMACEUTICALS

By:	/s/ Raafat E.F. Fahim
Name: Raafat E.F. Fahim
Title: President and Chief Executive Officer

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